Exhibit 99.1

MAGELLAN HEALTH SERVICES COMPLETES ACQUISITION OF  PARTNERS RX®

AVON, Conn. — October 1, 2013 — Magellan Health Services Inc. (NASDAQ: MGLN) announced today that it has completed its acquisition of Partners Rx®, a privately held, full-service commercial pharmacy benefits management company (PBM) with a strong focus on health plans and self-funded employers, sold primarily through third party administrators (TPAs), consultants and brokers.  The company paid $100 million from existing cash on hand.

“Our acquisition of Partners Rx® will enhance our full-service PBM capabilities by adding scale, relationships and expertise,” said Barry M. Smith, Magellan’s CEO.  “It complements our unique medical pharmacy and specialty pharmacy capabilities, and will enable us to expand our presence in the marketplace.”

Headquartered in Scottsdale, AZ, Partners Rx was founded in 2001 and has more than 300,000 core commercial PBM covered lives and anticipated 2013 revenue of approximately $240 million.  Upon closing, Robert W. Field, in addition to being President and CEO of Partners Rx, became CEO of Magellan Pharmacy Solutions and is responsible for all of the company’s pharmacy product lines.  Mark V. Mertel, currently Chairman of Partners Rx, became Executive Chairman of Partners Rx. Certain principal owners of Partners Rx, including Messrs. Field and Mertel, purchased a total of $10 million in Magellan restricted common stock, which is subject to vesting.

About Magellan Health Services: Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology, and pharmacy benefits programs, as well as integrated health care programs for special populations. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. As of June 30, 2013, Magellan’s customers include health plans, employers and government agencies, serving approximately 34.0 million members in our behavioral health business, 17.4 million members in our radiology benefits management segment, and approximately 9 million members in our medical pharmacy management product. In addition, the pharmacy solutions segment served 40 health plans and employers, 25 states and the District of Columbia, and several pharmaceutical manufacturers. For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding anticipated revenues of Partners Rx in 2013, the future business and growth of Partners Rx and Magellan’s pharmacy benefits management business generally. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on February 28, 2013, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2013.  Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this Current Report on Form 8-K.

Media Contact:

David W. Carter

(860) 507-1909

DWCarter@MagellanHealth.com

Investor Contact:

Renie Shapiro

877-645-6464

RShapiro@MagellanHealth.com

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